Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-190696) of Envision Healthcare Holdings, Inc. of our report dated August 26, 2014 with respect to the combined financial statements of Phoenix Physicians, LLC and affiliates as of and for the years ended December 31, 2013 and 2012, which appear in this Amendment No. 1 to the Current Report on Form 8-K/A of Envision Healthcare Holdings, Inc. dated August 28, 2014.

/s/ DaszkalBolton LLP

Boca Raton, Florida

August 28, 2014